Exhibit 99

Rocky Brands, Inc. Names New Chief Financial Officer

NELSONVILLE, Ohio, February 13, 2023 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced that Sarah O’Connor will soon join the Company’s leadership team as Senior Vice President, Chief Financial Officer and Treasurer. O’Connor brings more than 15 years of corporate finance experience to the role, including work with public retail and manufacturing organizations.

Prior to joining Rocky Brands, O’Connor served as Director, and later as Vice President of Financial Planning & Analysis and Treasurer at MedVet. MedVet is headquartered in Columbus, Ohio and operates 35 specialty and emergency hospitals and emergency care centers for pets in 17 states. Before her time at MedVet, O’Connor held the role of Treasury Lead at Columbia Pipeline Group ahead of its acquisition in 2016. Previously, she held various Finance and Treasury roles at L Brands, the former parent company to leading retail brands including Victoria’s Secret and Bath & Body Works.

“I am pleased to welcome Sarah to the leadership team as our new CFO and Treasurer,” said Jason Brooks, Chairman of the Board and Chief Executive Officer. “Sarah’s broad financial experience, public company background in retail and manufacturing, and excellent leadership qualities will ensure that Rocky Brands continues to be well positioned for the future.”

O’Connor will officially join the Company in mid-March. At that time Tom Robertson, who has served as the Company’s Chief Financial Officer and Treasurer since March 2017, will formally make his transition into the newly created role of Chief Operating Officer.

“Sarah is an excellent addition to our organization and I look forward to working closely with her as we transition the CFO role in the coming months,” said Robertson. “Her expertise and insight will prove valuable to our leadership team as we move into the next phase of profitable growth at Rocky Brands.”

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021 (filed March 15, 2022) and quarterly report on Form 10-Q for the periods ended March 31, 2022 (filed May 9, 2022), June 30, 2022 (filed August 9, 2022), and September 30, 2022 (filed November 8, 2022). One or more of these factors have affected historical results, and could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, no person should regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200